As filed with the Securities and Exchange Commission on April 20, 2026

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MEGA MATRIX INC.
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification Number)

Level 21, 88 Market Street CapitaSpring Singapore	048948
(Address of Principal Executive Offices)	(Zip Code)

Mega Matrix Inc. 2025 Equity Incentive Plan

(Full Title of the Plan)

COGENCY GLOBAL INC.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name and Address of Agent for Service)

+1 (212) 947-7200

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

John P. Yung, Esq.

Lewis Brisbois Bisgaard & Smith LLP

2020 West El Camino Avenue, Suite 700

Sacramento, CA 95833

916-646-8288

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Mega Matrix Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) to register an additional 6,192,688 Class A ordinary shares, par value $0.001 per share (“Shares”), under the currently effective Mega Matrix Inc. 2025 Equity Incentive Plan (the “2025 Plan”), pursuant to Section 3(b) of the 2025 Plan. The Registrant previously registered 8,000,000 Shares for issuance under the 2025 Plan in a Registration Statement on Form S-8 filed with the Commission on August 19, 2025 (Registration No. 333-289715) (the “Prior Registration Statement”).

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced Prior Registration Statement are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Description
4.1	Mega Matrix Inc. 2025 Equity Incentive Plan (incorporated herein by reference to Exhibit 4.1 to the Registrant’s registration statement on Form S-8 filed with the Commission on August 19, 2025).
4.2	Third Amended and Restated Memorandum and Articles of Association (incorporated herein by reference to Exhibit 3.1 to the Registrant’s current report on Form 6-K filed with the Commission on August 15, 2025).
4.3	Form of Restricted Share Award Agreement (incorporated herein by reference to Exhibit 4.3 to the Registrant’s registration statement on Form S-8 filed with the Commission on August 19, 2025).
4.4	Form of Restricted Share Unit Award Agreement (incorporated herein by reference to Exhibit 4.4 to the Registrant’s registration statement on Form S-8 filed with the Commission on August 19, 2025).
5.1*	Opinion of Ogier, Cayman Islands counsel to the Registrant, regarding the legality of the Class A Shares being registered.
23.1*	Consent of Ogier (included in Exhibit 5.1).
23.2*	Consent of Audit Alliance LLP, Independent Registered Public Accounting Firm.
24.1*	Powers of Attorney (included in signature page hereto).
107*	Filing Fee Table

*	Filed herewith

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore.

Mega Matrix Inc., a Cayman Islands exempted company

Dated: April 20, 2026	By:	/s/ Yucheng Hu
	Name:	Yucheng Hu
	Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURE

Know All Persons By These Presents, that each person whose signature appears below appoints Yucheng Hu and Carol Wang, and each of them individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, to sign any amendment (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he may do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Yucheng Hu	Chief Executive Officer and Director	April 20, 2026
Yucheng Hu	(Principal Executive Officer)

/s/ Jie Ma	Chief Financial Officer	April 20, 2026
Jie Ma	Principal Financial Officer, and Principal Accounting Officer

/s/ Yaman Demir	Chairman of the Board of Directors	April 20, 2026
Yaman Demir

/s/ Qin Yao	Director	April 20, 2026
Qin Yao

/s/ Yunhao Chen	Director	April 20, 2026
Yunhao Chen

II-2

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Mega Matrix Inc., has signed this registration statement on April 20, 2026.

/s/ Colleen A. De Vries
Colleen A. De Vries,
Senior Vice-President on behalf of Cogency Global Inc.

II-3